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                                                                     EXHIBIT 5.1



                                  June 7, 1999

Board of Directors
eSoft, Inc.
5335 Sterling Drive, Suite C
Boulder, Colorado 80301


                            Re: Sale of Common Stock Pursuant to Registration Statement on Form S-8 Covering Apexx Technology Incorporated Restricted Stock Option Plan, Founders Non-qualified Stock Option Agreement, 1998 Stock Plan, and 1994 Stock Plan.

Ladies and Gentlemen:

         We have acted as special counsel to eSoft, Inc., a Delaware corporation, (the "Company") in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 1,356,003 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of options or awards that have been or may be granted under the Apexx Technology Incorporated Restricted Stock Option Plan, Founders Nonqualified Stock Option Agreement, 1998 Stock Plan, and 1994 Stock Plan (the "Apexx Plans"). On May 25, 1999 the Company and Apexx Technology Incorporated ("Apexx") concluded a merger pursuant to which Apexx became a wholly-owned subsidiary of the Company. Pursuant to the terms of the acquisition, the Company agreed to assume the Apexx Plans and to convert the right to purchase shares of Apexx common stock into the right to purchase shares of the Company's common stock. The 1,356,003 shares of Common Stock being registered under the Registration Statement are referred to herein as the "Shares." This opinion is delivered to you pursuant to Item 601 (b)(5) of Regulation S-K under the Securities Act of 1933, as amended. With your permission, all assumptions and statement of reliance herein have been made without independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, (iii) examined such certificates of public officials, officers or other representatives of the Company, and other persons, and such other documents, and (iv) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us s conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon and



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assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and other persons

        Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plan and any agreement applicable to the Shares, will be validly issued, fully paid, and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the opinions expressed herein that are governed or affected by the General Corporation Law of Delawre.

         The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules of the Securities and Exchange Commission.

                                         Very truly yours,


                                          /s/ DAVIS, GRAHAM & STUBBS LLP

                                         DAVIS, GRAHAM & STUBBS LLP